SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                               TELECORP PCS, INC.
                               ------------------
             (Exact Name of Registrant as Specified in Its Charter)


              DELAWARE                             54-1988007
              --------                             ----------
     (State of Incorporation or       (I.R.S. Employer Identification No.)
            Organization)

    1010 N. GLEBE ROAD, SUITE 800
            ARLINGTON, VA                            22201
            -------------                            -----
   (Address of Principal Executive                 (Zip Code)
              Offices)

If this form relates to the                 If this form relates to the
registration of a class of                  registration of a class of
securities pursuant to Section 12(b)        securities pursuant to Section
of the Exchange Act and is effective        12(g) of the Exchange Act and is
pursuant to General Instruction             effective pursuant to General
A.(c), please check the following           Instruction A.(d), please check the
box. [ ]                                    following box. [X]

Securities Act registration statement file number to which this form relates: 333-36954
        -----------
      (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

         Title of Each Class             Name of Each Exchange on Which
         to be so Registered             Each Class is to be Registered
         -------------------             ------------------------------


Securities to be registered pursuant to Section 12(g) of the Act:

                   CLASS A VOTING COMMON STOCK, $.01 PAR VALUE

                                (Title of Class)

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

      A description of the Class A Voting Common Stock of the Registrant is set forth under the caption "Description of Holding Company Capital Stock" in the Registrant's Registration Statement on Form S-4 filed under the Securities Act of 1933 (File No. 333-36954) and such information is incorporated herein by reference.

ITEM 2.  EXHIBITS.

      The following exhibits are filed as part of this Registration Statement:

            1. Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to the TeleCorp PCS, Inc. (f/k/a TeleCorp-Tritel Holding Company) registration statement on Form S-8 filed on November 13, 2000).

            2. Certificate of Amendment of Certificate of Incorporation of TeleCorp-Tritel Holding Company changing the name of the company to TeleCorp PCS, Inc. (incorporated by reference to the Registrant's Current Report on Form 8-K filed November 13, 2000).

            3. Stockholders' Agreement, dated as of November 13, 2000, among AT&T Wireless PCS, LLC, Cash Equity Investors, Management Stockholders and Other Stockholders (incorporated by reference to the Registrant's Current Report on Form 8-K filed November 13,
            2000).

                                    SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                                  TELECORP PCS, INC.
                                                  ------------------
                                                     (Registrant)

Date: November 13, 2000                            By: /s/ Thomas H. Sullivan
                                                  -----------------------------
                                                     (Signature)
                                                     Thomas H. Sullivan
                                                     Executive Vice President-
                                                     Chief Financial Officer

EXHIBIT INDEX

      EXHIBIT           DESCRIPTION

      1. Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to the TeleCorp PCS, Inc. (f/k/a TeleCorp-Tritel Holding Company) registration statement on Form S-8 filed on November 13, 2000).

      2. Certificate of Amendment of Certificate of Incorporation of TeleCorp-Tritel Holding Company changing the name of the company to TeleCorp PCS, Inc. (incorporated by reference to the Registrant's Current Report on Form 8-K filed
                  November 13, 2000).

      3. Stockholders' Agreement, dated as of November 13, 2000, among AT&T Wireless PCS, LLC, Cash Equity Investors, Management Stockholders and Other Stockholders (incorporated by reference to the Registrant's Current Report on Form 8-K filed
                  November 13, 2000).